Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement on Form F-1 of our auditor’s report dated May 19, 2026, with respect to the consolidated financial statements of Devonian Health Group Inc. and its subsidiaries as at July 31, 2025 and 2024, and for each of the years in the two-year period ended July 31, 2025, as filed with the United States Securities and Exchange Commission.

We also consent to the reference to our firm under the heading “Experts” in the Form F-1.

Montreal, Canada

/s/ MNP

July 27, 2026